Exhibit 10.15

FIRST AMENDMENT TO

FOURTH ADDENDUM AGREEMENT

Between

YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED

a company duly registered under the laws of
Israel of PO Box 95, Rehovot 76100, Israel

(hereinafter, “Yeda”)

and

BRAINSWAY,  INC.

a company duly registered under the laws of the state of Delaware, U.S.A

(hereinafter “the Company”)

PREAMBLE:

WHEREAS                Yeda and the Company are parties to a Research and Licence Agreement dated 2 June 2005 (the “R&L Agreement”), as was amended by 4 consequent Addendum Agreements; and

WHEREAS                Yeda and the Company wish to amend the Fourth Addendum Agreement dated: 12 November, 2009 (the “Fourth Addendum”) by increasing the Second Extension Budget (as defined in the Fourth Addendum), as set forth below.

NOW THEREFORE IT IS AGREED BETWEEN THE PARTIES HERETO AS FOLLOWS:

1.                   Terms and phrases included in this First Amendment Agreement (“this Agreement”), defined in the R&L Agreement, as amended, shall have the same meaning attributed to them therein, unless otherwise is specifically defined herein.

Ref. :09-2595-10-44	No.: 120195

2.                   This Agreement and the R&L Agreement, as amended, shall be read as one and shall present the complete current understanding between the parties.

3.                   The preamble and the appendices attached hereto form an integral part of this Agreement.

4.                   The Second Extension Budget is hereby amended and increased by an additional $26,315 (Twenty six thousand three hundred and fifteen US Dollars), to the total and final sum of US$65,645 (Sixty five thousand six hundred and forty five US Dollars), as set out in Appendix A attached hereto.

5.                   The additional amount of $26,315 (Twenty six thousand three hundred and fifteen US Dollars) (plus VAT, as prescribed by law) shall be paid to Yeda in United States Dollars within 30 (thirty) days following the date of signature hereof.

6.                   All other terms of payment specified in the Fourth Addendum shall apply mutatis mutandis.

7.                   For the avoidance of doubt, the Second  Extension  Period and the Second Extension Research Plan (as defined in the Fourth Addendum) shall not be amended under this Agreement and shall not be referred to herein.

8.                   Subject to the modifications contained herein, the provisions of the R&L Agreement, as amended, shall remain unaltered and in full force and effect.

IN WITNESS WHEREOF the Parties hereto have set their signatures as of this 11th day of May, 2010.

YEDA RESEARCH AND			BRAINSWAY, INC.
DEVELOPMENT COMPANY LTD.

By:			By:
Uzi Sofer
Title:			Title:	C.E.O.

By:	Prof. Mudi Sheves	Amir Naiberg	By:

Title:	Chairman	C.E.O.	Title:

Appendix A

The Service Budget

[Attached separately in Excel form]

Date
Company	Brainsway
Principal Investigator	Dr. Abraham Zangen
Research period	01.08.09 - 01.08.10
Personnel

Name	Position	Total Annual Salary	% of Employment	Employment Term(months)	Project Cost
		$			$
	Hour basis employees	50000	50%	12	25,000
					—
					—
					—
					—
					—
					—
					—
					—
					—
Sub Total					25,000
Consumables, chemicals small equipment:					7,500
Animals					15,069
Computers
Travel
Fix equipment (please specify)

Others (please specify)

Net Budget					47,569
WIS Overhead (27.5% of Total, 38% of Net)					18,076
Total Budget (Including Overhead)					65,645